Exhibit 10.25

EXECUTION COPY

Non-Competition Agreement

This Non-Competition Agreement (the “Agreement”), effective as of November 18, 2004, is made by and between Ben D. Campbell (the “Executive”) and Goodman Global Holdings, Inc., a Delaware corporation, formerly known as Frio, Inc. (“Goodman Global”), and any of its subsidiaries and Affiliates as may employ Executive from time to time (collectively, and together with any successor thereto, the “Company”).

RECITALS

A.	Goodman Global Holdings, Inc., a Texas corporation (“GG Holdings”) has entered into that certain Asset Purchase Agreement by and between GG Holdings, Goodman Global, Inc. (f/k/a Frio Holdings, Inc.), a Delaware corporation, and Goodman Global Holdings, Inc. (f/k/a Frio, Inc.), a Delaware corporation, dated as of November 18, 2004 (the “Asset Purchase Agreement”), providing for the purchase of substantially all the assets of GG Holdings by Goodman Global, Inc.

B.	The Executive is an employee of the Company and, in his position with the Company, has acquired and developed valuable and confidential expertise, knowledge, experience and relationships.

C.	In order to protect the Company’s business interests, proprietary relationships with its customers, and trade secret and proprietary information, the Company has (1) granted certain options to the Executive pursuant to the 2004 Stock Option Plan of Goodman Global, Inc. (the “Stock Option Plan”), (2) provided the Executive with certain opportunities to invest in the Company’s equity securities, and (3) entered into a Severance Agreement with the Executive, dated as of the date hereof (the “Severance Agreement”), that provides for severance payments to the Executive in the event of certain terminations of the Executive’s employment with the Company, in each case in part in exchange for the terms and conditions set forth in the Agreement.

D.	The parties recognize and acknowledge that if the Executive were to compete with certain businesses of the Company, the Company could suffer significant financial loss.

E.	The Company and the Executive desire to enter into this Agreement, effective upon the consummation of the transaction contemplated by the Asset Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

Section 1. Effective Date. The Agreement shall become effective on the date that the transaction contemplated by the Asset Purchase Agreement is consummated; in the event that the transaction contemplated by the Asset Purchase Agreement is not consummated, this Agreement shall be void ab initio.

Section 2. Non-Competition; Non-Solicitation. The Executive agrees to the following obligations that he acknowledges to be reasonably designed to protect the Company’s legitimate business interests without unnecessarily or unreasonably restricting his post-employment opportunities.

(a) The Executive shall not, at any time during the Executive’s employment with the Company or during the two year period immediately following the date of the Executive’s termination of Employment with the Company (the “Restricted Period”) directly or indirectly engage in, have any equity interest in, or manage or operate any person, firm, corporation, partnership, business or entity (whether as director, officer, employee, agent, representative, partner, security holder, consultant or otherwise) that engages in (either directly or through any subsidiary or Affiliate thereof) any business or activity which competes with any of the businesses of the Company or any entity owned by the Company anywhere in the world. Notwithstanding the foregoing the Executive shall be permitted to acquire a passive stock or equity interest in such a business provided the stock or other equity interest acquired is not more than five percent (5%) of the outstanding interest in such business.

(b) During the Restricted Period, the Executive will not directly or indirectly, either for himself or on behalf of any other entity, recruit or otherwise solicit or induce any employee, customer, distributor, contractor, national builder or supplier of the Company to terminate its employment or arrangement with the Company, otherwise change its relationship with the Company, or establish any relationship with the Executive or any of his affiliates for any business purpose deemed competitive with the business of the Company. In addition, during the Restricted Period, the Executive shall not, either for himself or on behalf of any other entity, hire or cause to be hired any person who was employed by the Company at any time during the twelve month period immediately prior to the Date of Termination or who thereafter becomes employed by the Company.

(c) In the event the terms of this Section 2 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

(d) As used in this Section 2, the term “Company” shall include the Company, its parent, related entities, and any of its direct or indirect subsidiaries.

(e) The provisions contained in Section 2(a) and Section 2(b) may be altered and/or waived with the prior written consent of the Board or the compensation committee of the Board.

Section 3. Nondisclosure of Proprietary Information; Non-Disparagement

(a) Except as he reasonably and in good faith determines to be required in the faithful performance of the Executive’s duties or pursuant to Section 3(c), the Executive shall, during his employment with the Company and after the date of his termination of employment with the Company, maintain in confidence and shall not directly or indirectly, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to the Company, including, without limitation, information with respect to the Company’s operations, processes, protocols, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment (“Proprietary Information”), or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Proprietary Information. The Executive’s obligation to maintain and not use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any Proprietary Information after the date of the Executive’s termination of employment will continue so long as such Proprietary Information is not, or has not by legitimate means become, generally known and in the public domain (other than by means of the Executive’s direct or indirect disclosure of such Proprietary Information) and is continued to be maintained as Proprietary Information by the Company. The parties hereby stipulate and agree that as between them, the Proprietary Information identified herein is important, material and affects the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

(b) Upon termination of the Executive’s employment with the Company, the Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s customers, business plans, marketing strategies, products or processes.

(c) The Executive may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and shall assist such counsel in resisting or otherwise responding to such process.

(d) The Executive agrees not to disparage the Company, any of its products or practices, or any of its directors, officers, agents, representatives, stockholders or affiliates, either orally or in writing, at any time; provided, that the Executive may confer in confidence with his legal representatives and make truthful statements as required by law.

(e) The Company agrees to require the members of the Board and the executive officers of the Company not to disparage the Executive, either orally or in writing, at any time; provided, that, the Company may confer in confidence with its legal representatives and make truthful statements as required by law.

(f) As used in this Section 3, the term “Company” shall include the Company, its parent, related entities, and any of its direct or indirect subsidiaries.

Section 4. Injunctive Relief; Right to Cure. It is recognized and acknowledged by the Executive that a breach of the covenants contained in Sections 2 and 3 will cause irreparable damage to Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in Sections 2 and 3, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief. Notwithstanding the foregoing, except in the case of a willful breach of the covenants contained in Sections 2 and 3, the Company shall provide the Executive with written notice of the breach and 30 days to cure the breach; provided, however, that notwithstanding the foregoing the Company shall be entitled to specific performance and injunctive relief immediately upon the occurrence of any breach of the covenants contained in Sections 2 and 3. Executive shall not be deemed for purposes of Section 3(b) of the Severance Agreement to have breached any of the covenants contained in Sections 2 and 3 prior to the end of the 30-day cure period, notwithstanding the Company’s having obtained specific performance or injunctive relief.

Section 5. Assignment and Successors. The Company may assign its rights and obligations under this Agreement to any entity, including any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its affiliates. The Executive may not assign his rights or obligations under this Agreement to any individual or entity. This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

Section 6. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the state of Delaware, without reference to the principles of conflicts of law of Delaware or any other jurisdiction, and where applicable, the laws of the United States.

Section 7. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Section 8. Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows, or at any other address as any party shall have specified by notice in writing to the other party:

(a)	If to the Company:

Goodman Global Holdings, Inc.

c/o Apollo Management, L.P.

9 West 57th Street

New York, NY 10019

Fax.: (212) 515-3288

Attn: Larry Berg

with a copy to:

Latham & Watkins, LLP

885 Third Avenue

New York, New York 10022-4802

Fax: (212)751-4864

Attn: Raymond Y. Lin

(b)	If to the Executive, to the address set forth on the signature page hereto.

Section 9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

Section 10. Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement, including, without limitation, that certain Binding Management Compensation Term Sheet by and between Executive and the Company dated as of November 18, 2004. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

Section 11. Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a duly authorized officer of Company. By an instrument in writing similarly executed, the Executive or a duly authorized officer of the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

Section 12. No Inconsistent Actions. The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

Section 13. Construction. This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) “and” and “or” are each used both conjunctively and disjunctively; (c) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (d) “includes” and “including” are each “without limitation”; (e) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

Section 14. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before an arbitrator in New York, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction, provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections 2 or 3 of this Agreement and the Executive hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond. Only individuals who are (a) lawyers engaged full-time in the practice of law; and (b) on the AAA register of arbitrators shall be selected as an arbitrator. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable, provided however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. The arbitrator shall require the non-prevailing party to pay the arbitrator’s full fees and expenses or, if in the arbitrator’s opinion there is no prevailing party, the arbitrator’s fees and expenses will be borne equally by the parties thereto. In the event action is brought to enforce the provisions of this Agreement pursuant to this Section 14, the non-prevailing parties shall be required to pay the reasonable attorney’s fees and expenses of the prevailing parties, except that if in the opinion of the court or arbitrator deciding such action there is no prevailing party, each party shall pay its own attorney’s fees and expenses.

Section 15. Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 16. Executive Acknowledgement. The Executive acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMPANY

By:	/s/ Patricia M. Navis
Name:	Patricia M. Navis
Title:	Vice President and Secretary

EXECUTIVE

By:
Ben D. Campbell

Residence Address:

Non-Competition Agreement Signature Page

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMPANY

By:
Name:	Patricia M. Navis
Title:	Vice President and Secretary

EXECUTIVE

By:	/s/ Ben D. Campbell
Ben D. Campbell

Residence Address:

Non-Competition Agreement Signature Page